                                                                  Exhibit 24
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Bancorp Connecticut, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint Robert D. Morton and Anthony Priore, Jr., their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation and filing as required by said Act of the Corporation's 1997 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 1997 (the "10-K"), and Proxy Statement and Proxy Card to be issued in connection with the Corporation's 1998 Annual Meeting; including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers thereof in the capacities indicated below to the 10-K and all amendments and supplements thereto, or any other appropriate form about to be or heretofore or hereafter filed with the Securities and Exchange Commission in respect of said Annual Report to Shareholders, 10-K, Proxy Statement, Proxy Card or Annual Meeting and all instruments or documents filed as a part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of March 26, 1998.

Signature                           Title                              Date
---------                           -----                              ----

/s/ Robert D. Morton                President and Director             March 26, 1998
--------------------------          (Principal Executive Officer)
Robert D. Morton


/s/ Anthony Priore, Jr.             Treasurer and Secretary            March 26, 1998
--------------------------          (Chief Financial and
Anthony Priore, Jr.                 Accounting Officer)


/s/ Norbert H. Beauchemin           Director                           March 26, 1998
--------------------------
Norbert H. Beauchemin


/s/ Walter J. Hushak                Director                           March 26, 1998
-------------------------
Walter J. Hushak


                                    Director
-------------------------
Michael J. Karabin


/s/ David P. Kelley                 Director                           March 26, 1998
--------------------------
David P. Kelley


/s/ Frederick E. Kuhr               Director                           March 26, 1998
--------------------------
Frederick E. Kuhr


/s/ Joseph J. LaPorte               Director                           March 26, 1998
--------------------------
Joseph J. LaPorte


/s/ Ralph G. Mann                   Director                           March 26, 1998
--------------------------
Ralph G. Mann


/s/ Andrew J. Meade                 Director                           March 26, 1998
--------------------------
Andrew J. Meade


/s/ Frank R. Miller                 Director                           March 26, 1998
--------------------------
Frank R. Miller

/s/ Anthony S. Pizzitola            Director                           March 26, 1998
--------------------------
Anthony S. Pizzitola


/s/ Dennis J. Stanek                Director                           March 26, 1998
--------------------------
Dennis J. Stanek